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                                                                     EXHIBIT 5.1

                            JACKSON WALKER, L.L.P.
                          1100 LOUISIANA, SUITE 4200
                             HOUSTON, TEXAS 77002
                           TELEPHONE: (713) 752-4200
                          TELECOPIER: (713) 752-4221

                                October 1, 2001

Houston American Energy Corp.
801 Travis Street, Suite 1425
Houston, Texas 77002

     Re:  Form S-4 Registration Statement

Gentlemen:

     As counsel for Houston American Energy Corp. (the "Company"), you have requested our firm to render this opinion in connection with the Registration Statement on Form S-4 registration no. 333-66638 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to (i) the issuance of 596,569 shares (the "Merger Shares") of the common stock of the Company, par value $0.001 per share (the "Common Stock") to the shareholders of Texas Nevada Oil & Gas Co. ("TNOG") in the merger (the "Merger") of TNOG with and into the Company as described in the Registration Statement and the resale of the Merger Shares; and (ii) the resale of 4,007,719 shares of the Common Stock which may be resold by the holders thereof (the "Selling Stockholders").

     In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

     1. The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of Delaware.

     2. Upon issuance of the Merger Shares upon consummation of the Merger, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to use in the prospectus/information statement forming a part of the Registration Statement of the reference to Jackson Walker L.L.P. under the heading "Legal Matters." We also consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        JACKSON WALKER L.L.P.



                                        /s/ Jackson Walker L.L.P.